UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 7, 2023

HOOKIPA PHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38869	81-5395687
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue, 72nd Floor Suite 7240
New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +43 1 890 63 60

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HOOK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2023 Inducement Plan

On April 7, 2023, the Board of Directors (the “Board”) of HOOKIPA Pharma Inc. (the “Company”) approved the HOOKIPA Pharma Inc. 2023 Inducement Plan (the “2023 Inducement Plan”). The terms of the 2023 Inducement Plan are substantially similar to the terms of the Company's 2019 Stock Option and Incentive Plan with the exception that incentive stock options may not be issued under the 2023 Inducement Plan and awards under the 2023 Inducement Plan may only be issued to eligible recipients under the applicable Nasdaq Listing Rules. The 2023 Inducement Plan was adopted by the Board without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules.

The Board has initially reserved 500,000 shares of the Company's common stock for issuance pursuant to awards granted under the 2023 Inducement Plan. In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, awards under the 2023 Inducement Plan may only be made to an employee who is commencing employment with the Company or any subsidiary or who is being rehired following a bona fide interruption of employment by the Company or any subsidiary, in either case if he or she is granted such award in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary.

A complete copy of the 2023 Inducement Plan and the forms of award agreements to be used thereunder are filed herewith as Exhibit 10.1 and incorporated herein by reference. The above summary of the 2023 Inducement Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Resignation of Michael A. Kelly

On April 7, 2023, Michael A. Kelly, a member of the Board, notified the Company of his resignation from the Board, including the Audit Committee of the Board (the “Audit Committee”), on which he serves as the Chair and a member and the Compensation Committee of the Board on which he serves as a member, effective April 7, 2023. Mr. Kelly’s decision to resign from the Board is not due to any disagreement with the Company’s operations, policies or practices.

On April 7, 2023, effective upon the resignation of Mr. Kelly, the Board appointed Terry Coelho as the Chair of the Audit Committee to fill the newly created vacancy resulting from Mr. Kelly’s resignation, until a successor is elected and qualified, or until her earlier death, resignation or removal, or until otherwise determine by the Board. The Board has deemed Ms. Coelho is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) and (iii) of Regulation S-K.

Item 9.01. Exhibits

(d) Exhibits

10.1	HOOKIPA Pharma Inc. 2023 Inducement Plan and form of award agreements thereunder.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2023	HOOKIPA Pharma, Inc.

	By:	/s/ Joern Aldag
Joern Aldag
Chief Executive Officer
(Principal Executive Officer)